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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 24, 2001
                                                 ------------


                             BANCFIRST CORPORATION
                             ---------------------
            (Exact name of registrant as specified in its charter)



    OKLAHOMA                        0-14384                      73-1221379
    --------                        -------                      ----------
(State or other                  (Commission                  (I.R.S. Employer
 jurisdiction of                 File Number)                Identification No.)
 incorporation)



             101 North Broadway, Oklahoma City, Oklahoma            73102
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              (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code  (405) 270-1086
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Item 5.  Other Events.

Amendments to Stock Option Plan

On April 26, 2001, the Board of Directors of BancFirst Corporation (the "Company") approved amendments to the BancFirst Corporation Stock Option Plan (the "Plan"). The amendments increase the number of shares authorized under the Plan from 850,000 to 1,100,000 and extend the term of the Plan to December 31, 2011. The amendments were approved by the shareholders of the Company at the Annual Shareholders' Meeting on May 24, 2001.

Amendments to BancFirst Corporation Employee Stock Ownership and Thrift Plan

On May 24, 2001, the Board of Directors of the Company approved amendments to the BancFirst Corporation Employee Stock Ownership and Thrift Plan. The amendments changed the eligibility requirements from age 18 and 1000 hours of service in the 12 consecutive month period following commencement of employment, in age 21 and 500 hours of service in the six consecutive month period following commencement of employment.

Increase to Stock Repurchase Program

The Board of Directors approved an increase of 277,916 shares for the Company's Stock Repurchase Program in its meeting on May 24, 2001. The Program was originally adopted in November 1999 for 300,000 shares. This increase raises the shares remaining to be repurchased under the plan back to the original level of 300,000 shares. The Program will remain in effect until the 300,000 shares are repurchased, which may be over as much as a two to three year period. The stock repurchases may be funded from existing funds, dividends from the Company's subsidiaries, or from borrowings.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.


Exhibit
Number      Exhibit
------      -------
 10.1       Fifth Amendment to and Restatement of the BancFirst Corporation
            Stock Option Plan.

 10.2 2001-1 Amendment to the BancFirst Corporation Employee Stock Ownership and Thrift Plan.

 20.1 Press Release dated June 4, 2001 regarding "BancFirst Corporation Increases Stock Repurchase Program."

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date June 5, 2001            /s/ Randy P. Foraker
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                                     Randy P. Foraker
                                     Sr. Vice President and Controller;
                                     Assistant Secretary; Treasurer
                                     (Principal Accounting Officer)

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